OMB APPROVAL
OMB Number: 3235-0060
Expires: January 31, 2008
Estimated average burden
hours per response.......38.0

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 22, 2005

SE GLOBAL EQUITIES CORP.
(Exact name of Registrant as specified in charter)

MINNESOTA	000-26347	410985135
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 297, 1142 South Diamond Bar Boulevard, Diamond Bar		CA 91765
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code:		1-888-865-0901 ext. 322

Not Applicable
(Former name or former address if changes since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This document includes "forward-looking" statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Other than statements of historical fact, all statements regarding industry prospects, the consummation of the transactions described in this document and the Company's expectations regarding the future performance of its businesses and its financial position are forward-looking statements. These forward-looking statements are subject to numerous risks and uncertainties.

ITEM 1.01 - ENTRY INTO MATERIAL DEFINITIVE AGREEMENT

Share Purchase Agreement to Acquire Sun New Media Group Limited

SE Global Equities Corp. ("SE Global") has entered into a share purchase agreement with Sun Media Investment Holdings Limited ("Sun Media") dated July 21, 2005 (the "Share Purchase Agreement"). Under the terms of the Share Purchase Agreement SE Global has agreed to acquire 100% of the issued and outstanding shares of Sun New Media Group Limited ("SNMG").

SE Global was introduced to Sun Media in the late fall of 2004. The parties entered into a Term Sheet on January 7, 2005, which outlined the basis in which SE Global would purchase certain fiber optic business assets of a subsidiary company of Sun Media. In June 2005, after considerable effort and time it became clear to the parties that due to the size of the transaction it would take another four to six months to complete the due diligence and audit process necessary to go forward with the originally proposed transaction. The parties began discussing the possibility of SE Global in the interim acquiring other business assets held by Sun Media which has resulted in the parties entering into the Share Purchase Agreement to acquire SNMG. The previously proposed transaction has been put on hold by the parties. No formal asset or purchase agreement was ever signed by the parties concerning the foregoing transaction. Prior to the foregoing and the execution of the Share Purchase Agreement, there was no relationship between SE Global and its affiliates with Sun Media or related parties to the Share Purchase Agreement.

The basic terms of the Share Purchase Agreement are as follows:
  SE Global will issue 50,000,000 shares of its common stock to Sun Media as full consideration for the shares of SNMG, and an additional 5,000,000 shares of its common stock to two other parties as a finder's fee in the transaction. The 55,000,000 shares of common stock being issued are post split shares of SE Global On close of the Share Purchase Agreement these parties will hold approximately 86.21% of SE Global's issued and outstanding common stock;
  Prior to closing the Share Purchase Agreement SE Global will receive stockholder approval to:
    go forward with the Share Purchase Agreement;
    change the name of SE Global to "Sun New Media, Inc.";
    complete a two for one reverse stock split of the issued and outstanding shares of common stock of SE Global; and
    appoint a new board of directors.
  Capital Alliance Group Inc., the majority stockholder of SE Global ("Capital Alliance"), Sun Media and related parties will enter into a pooling agreement limiting the number of shares which may be sold by the parties over a period of two years;
  Sun Media will cause SNMG to transfer $100,000 cash capital to SE Global's existing US brokerage business as new operating capital, and guarantee SNMG will transfer an additional $100,000 one year after the close of the Transaction;
  Sun Media will provide SE Global with a profit guarantee of SNMG of US$3 million within the following fiscal year-end after the close of the Share Purchase Agreement;
  On closing the Share Purchase Agreement, the current board of directors of SE Global will resigns and a new board of directors will be appointed;
  Capital Alliance will have entered into a stock purchase agreement with Sun Media to sell to Sun Media 500,000 of its shares of SE Global for an aggregate purchase price of $450,000;
  SE Global will have entered into a two year management agreement with Capital Alliance; and
  SE Global's existing stockholders will retain their present stockholdings in SE Global.

The Stock Purchase Agreement is also subject to customary terms and conditions, including regulatory and third party approvals.

The main business asset of SNMG is a deed providing it with the distribution and programming rights of Sun Media's core television programs produced by Sun 365 Company Ltd., another subsidiary company of Sun Media. These distribution and programming rights include the television shows Yang Lang One on One,

C'est la Vie, C'est la Vie Daily, 66 Places of a Lifetime, Olympics and Me and selected electronic publishing products produced by Compass Multi-Media Inc.   In addition to the programs rights, Sun Media has provided SE Global with a profit guarantee of US$3 million within the following fiscal year-end after the close of the Share Purchase Agreement.

On July 21, 2005, SE Global issued a press release discussing the Share Purchase Agreement. A copy of that press release was filed with the Securities and Exchange Commission as Exhibit 99.1 to a Current Report on Form 8-K filed on July 21, 2005.

Supporting Agreements

A number of other agreements have been entered into by SE Global concurrent with the Share Purchase Agreement or agreed to be entered into in support of the share purchase transaction. These agreements include a finder's fee agreement, pooling agreement, share holding agreement, stock purchase agreement and management agreement.

Finder's Fee Agreement. SE Global has agreed to issue 5,000,000 shares of its common stock on a post split basis as a finder's fee to Mr. Yu Hiyang and Beckford Finance SA, two agents of Sun Media which introduced the parties. These shares will be issued out concurrent with the closing of the share purchase agreement

Pooling Agreement. Under the terms of the pooling agreement, Capital Alliance, Sun Media and certain other stockholders will place their shares held of SE Global's common stock into a pooling agreement. These shares will be held by SE Global's transfer agent. The pooling agreement is for a term of two years. The first release of shares under the pooling agreement is to occur six months after the close of the share purchase agreement. The beneficial holders retain the right to vote their shares as they see fit. The shares in the pooling agreement are subject to all applicable hold periods.

Share Holding Agreement. Capital Alliance, SE Global and Sun Media have entered into an agreement whereby Capital Alliance has agreed to maintain its shareholdings in SE Global to an agreed upon number of shares over a two year period from closing the Share Purchase Agreement. If SE Global conducts a reverse split of its stock within three years of closing the Share Purchase Agreement, SE Global will issue Capital Alliance shares from treasury to maintain the number of shares Capital Alliance held prior to the reverse split conducted.

Stock Purchase Agreement. Capital Alliance has agreed to sell 500,000 shares of common stock of SE Global to Sun Media for US$ 450,000. Capital Alliance has received US $150,000 from Sun Media as partial payment for these shares.

Management Agreement. SE Global and Capital Alliance have agreed to enter into a management agreement on close of the Transaction. Under the terms of the agreement Capital Alliance will provide SE Global with advice and assistance in managing its securities brokerage business and guidance with respect to public company issues. Capital Alliance will not be responsible for the content of SE Global's regulatory filings. The term of the agreement is for two years. CAG is to receive 250,000 shares of common stock of SE Global as full consideration for these services.

A copy of the Share Purchase Agreement and related agreements are filed as exhibits to this Form 8-K and are incorporated in this Item 1.01 by reference. The description of the Share Purchase Agreement and related agreements above is qualified in their entirety by reference to the full text of the Share Purchase Agreement and related agreements There can be no assurance that the transactions contemplated by the Share Purchase Agreement will be consummated.

ITEM 3.02 - UNREGISTERED SALES OF EQUITY SECURITIES

As described in Item 1.01 of this Current Report on Form 8-K, SE Global in exchange for all of the issued and outstanding shares of SNMG, SE Global will issue Sun Media, and two parties who introduced Sun Media to SE Global, an aggregate total of 55 million shares of its common stock on a post split basis in connection with the share purchase agreement. SE Global will also issue 250,000 shares of its common stock to Capital Alliance Group Inc. in satisfaction of amounts due under the management agreement. All of the issuances to be made by SE Global will be made pursuant to an exemption from registration under Regulation S of the Securities Act of 1933, as amended.

ITEM 9.01 -  FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements of Business Acquired. N/A

(b) Pro forma financial information. N/A

(c) Exhibits.

As described in Item 8.01 of this Report, the following exhibit is filed as part of this Current Report on Form 8-K:

Exhibit No.	Description
2.1	Share Purchase Agreement dated July 21, 2005
4.1	Pooling Agreement (undated)
10.1	Finder's Fee Agreement dated July 21, 2005
10.2	Stock Purchase Agreement between Capital Alliance and Sun Media dated July 21, 2005
10.3	Management Agreement dated (undated)
10.4	Share Holding Agreement between Capital Alliance, SE Global and Sun Media (undated)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SE GLOBAL EQUITIES CORP

By:

/s/ Toby Chu
_________________________________
Toby Chu, CEO and Chairman

Dated: July 22, 2005